Exhibit 99.1

Contact:	Dennis Story	Beverly McDonald
	Chief Financial Officer	Press Contact
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	(770) 955-7070	(678) 597.6528
	dstory@manh.com	bmcdonald@manh.com

Manhattan Associates Board of Directors

Approve Four-for-One Stock Split

ATLANTA , GA, December 20, 2013 – Manhattan Associates (NASDAQ: MANH), the leading Supply Chain Commerce Solutions provider, today announced that its Board of Directors approved a four-for-one stock split of the Company’s common stock, effected in the form of a stock dividend. Each shareholder of record at the close of business on December 31, 2013 will receive three additional shares for every outstanding share held on the record date. The additional shares are expected to be distributed on January 10, 2014 and trading will begin on a split-adjusted basis on January 13, 2014.

About Manhattan Associates, Inc.

Manhattan Associates brings companies closer to their customers. We design, build and deliver market-leading Supply Chain Commerce Solutions that drive top line growth by converging front-end sales with back-end supply chain execution and efficiency. Our software, platform technology and unmatched experience help our customers around the world adapt to the challenges of the omni-channel marketplace. For more information, please visit www.manh.com.

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